EXHIBIT 32.1

                           Section 1350 Certification

         I, Mark Nicholas, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Kids Germ Defense Corp. on Form 10-K for the fiscal year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Kids Germ Defense Corp.


February 16, 2010                 By: /s/  Mark Nicholas
                                      ------------------
                                      Mark Nicholas, Sole Officer and Director
                                      and Principal Executive, Financial
                                      and Accounting Officer

[A signed original of this written statement required by Section 906 has been provided to Kids Germ Defense Corp. and will be retained by Kids Germ Defense Corp. and furnished to the United States Securities and Exchange Commission or its staff upon request.]